Exhibit 10.1

LICENSE AGREEMENT

Between

BBD HEALTHCARE STRATEGIES, LLC

And

FREEDOM LEAF, INC.

This License Agreement (“Agreement”), dated as of March 31, 2017 (the “Effective Date”), is by and between Freedom Leaf, Inc, a Nevada corporation located at 3571 East Sunset Rd., Suite 420, Las Vegas, Nevada, 89120 (“Licensor”), and BBD Healthcare Strategies, LLC, a Florida Limited Liability Company, located at 2400 East Commercial Blvd., Suite 101, Ft. Lauderdale, Florida 33308 (“Licensee”).

WHEREAS, Licensor is the sole and exclusive owner of and has the right to license to Licensee distribution rights to the Freedom Leaf, Inc. magazine as well as other “Freedom Leaf” branded merchandise and services (the “Distribution Rights,” as defined below) in the Territory (as defined below); and

WHEREAS, Licensee wishes to license the Distribution Rights from Licensor, and Licensor is willing to grant to Licensee a license to the Distribution Rights on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Action” has the meaning set forth in Section 11.1.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” has the meaning set forth in Section 13.1.

“Business Day” shall mean any day of the year that is not a Saturday, Sunday or a day on which commercial banks in California are authorized or required by law to close.

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“Confidential Information” means any information that is treated as confidential by either party, including trade secrets, technology, information pertaining to business operations and strategies, and information pertaining to customers, pricing and marketing, in each case to the extent it is: (a) if in tangible form, marked as confidential; or (b) otherwise, identified at the time of disclosure as confidential and confirmed in writing as such within two (2) days after disclosure. Without limiting the foregoing, Confidential Information of Licensee includes the terms and existence of this Agreement. Confidential Information does not include information that the Receiving Party can demonstrate by documentation: (w) was already known to the Receiving Party without restriction on use or disclosure prior to receipt of such information directly or indirectly from or on behalf of the Disclosing Party; (x) was or is independently developed by the Receiving Party without reference to or use of any of the Disclosing Party’s Confidential Information; (y) was or becomes generally known by the public other than by breach of this Agreement by, or other wrongful act of, the Receiving Party or any of its Representatives; or (z) was received by the Receiving Party from a Third Party who was not, at the time, under any obligation to the Disclosing Party or any other Person to maintain the confidentiality of such information.

“Distribution Rights” means the publishing and distribution rights to the Freedom Leaf, Inc. Magazine as well as the right to sell or offer to sell other “Freedom Leaf” branded products and services (the “Freedom Leaf Products and Services”), as licensed pursuant to Section 2.

“Distribution Rights IP” means the Intellectual Property used in conjunction with the Distribution Rights, including any Improvements thereto and such intellectual property set forth on Schedule 1.

“Effective Date” has the meaning set forth in the preamble.

“Improvement” means (a) any new or modified distribution rights that have the same function as any of the Distribution Rights but (i) is better or more economical; (ii) is more marketable than the Distribution Rights for any reason; or (b) any enhancement or modification to the Distribution Rights and the underlying.

“Indemnitee” has the meaning set forth in Section 11.1.

“Intellectual Property” means shall mean all patents, trademarks, trade names, service marks, service names, trade dress, logos, copyrights and domain names, and any registrations, applications and renewals for any of the foregoing, and all other intellectual property rights in inventions, trade secrets, manufacturing processes, technology, know-how, confidential and proprietary information, ideas, developments, drawings, specifications, bills of material, supplier lists, marketing information, sales and promotional information, business plans, computer software (whether in object code (i.e., machine-readable) or source code (i.e., readable and understandable by a programmer of ordinary skill) form) and all programmer notes and other documentation and tools that would allow a programmer of ordinary skill to maintain, enhance, and create derivative works of such software, test reports, component lists, manuals, instructions, catalogs, processes, designs, and registrations and applications for registration therefor, model numbers, telephone numbers, web addresses, web sites, electronic records of drawings and tooling and other electronic engineering tools, and all other proprietary rights, in each case owned or licensed by such person or used in such person’s business.

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“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, award, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

“Licensee” has the meaning set forth in the preamble. “Licensor” has the meaning set forth in the preamble.

“Losses” means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Representatives” means a Party’s and its Affiliates’ employees, officers, directors, consultants and legal advisors.

“Term” has the meaning set forth in Section 12.1.

“Territory” means the State of Florida

2. Grant.

2.1       Scope of Grant. Subject to the terms and conditions of this Agreement, Licensor hereby irrevocably grants to Licensee during the Term a perpetual, exclusive right and license to the Distribution Rights in the Territory.

2.2 Restrictions on Licensor. Licensor shall not grant others the Distribution Rights in the Territory other than explained in Section 2.3.

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2.3 Sublicensing. Licensor hereby grants to Licensee the right to grant sublicenses of any of its rights under the Distribution Rights in accordance with the terms of this Agreement. The granting of sublicenses shall be at the direction of the Licensor as to how many may be granted in the Territory, but Licensee shall have the power to determine the identity of any sublicensee subject to the written approval of the Licensor, which approval shall not be unreasonably withheld by Licensor. All of the applicable licensee fees or royalty rates, if any, and other terms and conditions of the sublicense shall be determined solely by the Licensor.

2.4 Publicity. Licensee shall develop all of its publicity and publications of advertising and marketing materials within the Territory related to the licenses granted hereunder, which publicity and publications must be approved by Licensor, and which approval shall not be unreasonably withheld by Licensor.

2.5 Trademarks. Licensee shall have the right to select and use Licensors’ trademarks to identify the products relating to the Distribution Rights. Licensee acknowledges the ownership of such trademarks in Licensor and agrees that except for as expressly set forth herein, nothing in this Agreement shall be construed to grant Licensee any right, title or interest in or to any trademark used by Licensee or registered in the name of Licensor.

3.       Warrants. In partial consideration of the License payments to be made by Licensee pursuant to Section 4 below, Licensor shall grant Licensee Cashless Warrants to purchase one million (1,200,000) shares of restricted Common Stock of Licensor. The exercise price of said shares shall be $0.05/share, and the warrants shall only be exercisable in the following amounts and during the following exercise periods and only if all payments required by Section 4 below have been fully paid in compliance with all of the requirements in Section 4 and the schedules referenced therein:

3.1     240,000 shares between September 1, 2017 and October 31, 2017.

3.2     240,000 shares between November 1, 2017 and December 31, 2017.

3.3     240,000 shares between January 1, 2018 and February 28, 2018.

3.4     240,000 shares between March 1, 2018 and May 30, 2018.

3.5     240,000 shares between June 1, 2018 and July 30, 2018

4. Payments.

4.1 Payments. It is agreed by both parties to the following payments by the Licensee to the Licensor. The Licensee will pay to Licensor Two Hundred Fifty Thousand Dollars ($250,000) pursuant to the terms listed in Schedule 2, attached hereto and incorporated by reference herein. Said payments are earned as of the date of this Agreement.

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4.2 Royalty. Continuing royalty fees shall be due and payable to the Licensor from the Licensee pursuant to the terms listed in Schedule 3, attached hereto and incorporated by reference herein.

5.       Prosecution and Maintenance.

5.1 Infringement; Patent Protection and Maintenance. Licensor shall from time to time take all steps which it reasonably considers necessary to protect its rights to the Distribution Rights of Liscensee, and the Licensee agrees forthwith to communicate to the Licensor any infringements or threatened infringements of the Licensor’s Distribution Rights which may come to its notice. Licensor shall have no obligation to maintain or enforce any patents that may issue and become part of the Distribution Rights and nothing in this Section 5.1 shall impose upon a Licensor any obligation to incur any expense in enforcing the Distribution Rights.

5.2 Patent Applications and Maintenance. Licensor will have sole authority and discretion to make decisions relating to whether and how to apply for, prosecute, obtain, maintain and renew the patents and applications included in the Licensor’s Distribution Rights. Licensor shall promptly notify Licensee if Licensor declines to (i) apply for a patent, copyright, or trademark with respect to the Distribution Rights for any jurisdiction that Licensee requests that an application be submitted, (ii) pursue prosecution of such application that is included in such Distribution Rights, or (iii) maintain or renew any patents included in the Distribution Rights. Following such notice, Licensee may, with notice to Licensor, elect to apply for a patent in such jurisdiction, or continue the prosecution of such patent application (or maintenance of such patent) at Licensee’s expense, provided, however, that Licensor shall retain all ownership rights to any patents that may issue with respect to such Distribution Rights.

6.       Third-Party Infringement.

6.1 A party receiving notice of alleged infringement of any Distribution Rights in the Territory, or having a declaratory judgment action alleging invalidity or noninfringement of any Distribution Rights in the Territory brought against it, shall promptly provide written notice to the other party of the alleged infringement or declaratory judgment action, as applicable.

6.2 Licensor shall bring suit or defend a declaratory judgment action and control the conduct thereof, including settlement, to stop infringement of any Distribution Rights, as determined solely by Licensor.

7.       Compliance with Laws.

7.1 Marking. Licensee shall comply with the patent, copyright and trademark marking provisions of 35 U.S.C. § 287(a) by marking all commercial products and advertising relating to the Distribution Rights with the appropriate symbols or word markings. Licensee shall comply with the intellectual property marking laws of each country in the Territory Licensee uses, markets or sells the Distribution Rights.

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7.2 Regulatory Clearance. Licensor shall reasonably cooperate with Licensee in obtaining any clearances from governmental agencies to use, market or sell the Distribution Rights.

7.3       Recordation of License. Licensor shall record this Agreement as required by the laws of United States and any other countries as Licensee may request as a prerequisite to enforceability of this Agreement in the courts of such countries or for other reasons and any recordation fees, and related costs and expenses shall be at Licensee’s expense.

8. Confidentiality.

8.1 Confidentiality Obligations. Each party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to Confidential Information of the other party (the “Disclosing Party”). As a condition to being furnished with Confidential Information, the Receiving Party agrees, during the Term and all times thereafter, to:

(a)       not use the Disclosing Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement; and

(b)       maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 8.2, not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent, provided, however, the Receiving Party may disclose the Confidential Information to its Representatives who:

(i)	have a “need to know” for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement;

(ii)	have been apprised of this restriction; and

(iii)	are themselves bound by written nondisclosure agreements at least as restrictive as those set forth in this Section 8, provided further that the Receiving Party shall be responsible for ensuring its Representatives’ compliance with, and shall be liable for any breach by its Representatives of, this Section 8.

The Receiving Party shall use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted hereby.

8.2 Exceptions. Notwithstanding anything to the contrary herein, Licensee shall be expressly permitted to reference this Agreement and the terms hereof in disclosure documents required by securities laws, and in other regulatory, administrative filings and public relations materials in the ordinary course of Licensee’s business, and in marketing materials relating to the Distribution Rights, without consent of the Licensor. Additionally, if the Receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall:

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(a)       provide prompt written notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 8; and

(b)       disclose only the portion of Confidential Information that it is legally required to furnish.

If a protective order or other remedy is not obtained, or the Disclosing Party waives compliance, the Receiving Party shall, at the Disclosing Party’s expense, use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

9. Representations; Warranties; Covenants.

9.1 Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a)       it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;

(b)       it has, and throughout the Term shall retain, the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)       the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and

(d)       when executed and delivered by such party, this Agreement shall constitute the legal, valid and binding obligation of that party, enforceable against that party in accordance with its terms.

9.2 Licensor’s Representations, Warranties, and Covenants. Licensor represents, warrants and covenants that:

(a)       Licensor is the sole and exclusive owner of the Distribution Rights and has the right to grant Licensee the license granted under the Agreement, without any conflict or breach of any other material agreement or understanding between Licensor and any other entity;

(b)       it has, and throughout the Term, will retain the unconditional and irrevocable right, power and authority to grant the license hereunder;

(c)       neither its grant of the license, nor its performance of any of its obligations, under this Agreement does or will at any time during the Term:

(i)	conflict with or violate any applicable Law;

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(ii)	require the consent, approval or authorization of any governmental or regulatory authority or other third party; or

(iii)	require the provision of any payment or other consideration to any third party.

(d) it has not granted and will not grant any licenses or other contingent or non-contingent right, title or interest under or relating to the Distribution Rights, or is or will be under any obligation, that does or will conflict with or otherwise affect this Agreement, including any of Licensor’s representations, warranties or obligations or Licensee’s rights or licenses hereunder;

(e) there neither are nor at any time during the Term will be any encumbrances, liens or security interests involving any Distribution Rights;

(f) no prior art or other information exists that would adversely affect the validity, enforceability, term or scope of any Distribution Rights;

(g) it has no knowledge after reasonable investigation of any settled, pending or threatened litigation or re-examination, post-grant or inter partes review, interference, derivation, opposition, claim of invalidity or other claim or proceeding (including in the form of any offer to obtain a license):

(i)	alleging the invalidity, misuse, unregistrability, unenforceability or noninfringement of any Distribution Rights;

(ii)	challenging Licensor’s ownership of, or right to practice or license, any Distribution Rights, or alleging any adverse right, title or interest with respect thereto; or

(iii)	alleging that the practice of any Distribution Rights or the making, using, offering to sell, sale or importation of any Distribution Rights in the Territory does or would infringe, misappropriate or otherwise violate any patent, trade secret or other intellectual property of any third party.

(h) it has no knowledge after reasonable investigation of any factual, legal or other reasonable basis for any litigation, claim or proceeding described in Section 9.2(g);

(i) it has not received any written, oral or other notice of any litigation, claim or proceeding described in Section 9.2(g); and

(j) it has not brought or threatened any claim against any third party alleging infringement of any Distribution Rights, nor is any third party infringing or preparing or threatening to infringe any patent, or practicing any claim of any patent application, included as a Distribution Rights.

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10.       Omitted

11.       Indemnification.

11.1 Each party shall indemnify, defend and hold harmless the other party and its officers, directors, employees, agents, successors and assigns (each, an “Indemnitee”) against all Losses arising out of or resulting from any third party claim, suit, action or proceeding related to or arising out of or resulting from the party’s breach of any representation, warranty, covenant or obligation under this Agreement (each an “Action”).

11.2 Omitted.

11.3 Indemnification Procedure. The indemnified party shall promptly notify the indemnifying party in writing of any Action and cooperate with the indemnified party at the indemnifying party’s sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to indemnified party to handle and defend the same, at the indemnifying party’s sole cost and expense. The indemnifying party shall not settle any Action in a manner that adversely affects the rights of any indemnified party without the indemnified party’s prior written consent, which shall not be unreasonably withheld or delayed. The indemnified party’s failure to perform any obligations under this Section 11.3 shall not relieve the indemnifying party of its obligation under this Section 11.3 except to the extent that the indemnifying party can demonstrate that it has been prejudiced as a result of the failure. The indemnified party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

12.       Term and Termination.

12.1 Term. This Agreement shall commence as of the Effective Date and, unless terminated earlier in accordance with Section 12.2, the licenses granted hereunder shall be perpetual (the “Term”).

12.2 Termination.

(a)       Licensor may terminate this Agreement on written notice to Licensee if Licensee materially breaches Section 4.1 of this Agreement and such breach remains uncured for twenty (20) days after Licensee receives written notice thereof.

(b)       Licensee may terminate this Agreement at any time without cause, and without incurring any additional obligation, liability or penalty, by providing at least twenty (20) days’ prior written notice to Licensor.

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(c) Either party may terminate this Agreement by written notice to the other party if the other party:

(i)	becomes insolvent or admits inability to pay its debts generally as they become due;

(ii)	becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within One Hundred Eighty (180) days or is not dismissed or vacated within One Hundred Eighty (180) days after filing;

(iii)	makes a general assignment for the benefit of creditors; or

(iv)	has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

(d) Any termination made does not relinquish the Licensee from its responsibility to pay any unpaid portions of the licensing fee. The licensing fee is payable in the event of termination.

12.3 Effect of Termination. On termination of this Agreement, the Receiving Party shall (a) return to the Disclosing Party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the Disclosing Party’s Confidential Information; (b) permanently erase the Disclosing Party’s Confidential Information from its computer systems and (c) certify in writing to the Disclosing Party that it has complied with the requirements of this Section 12.3.

12.4 Survival. The rights and obligations of the parties set forth in this Section 12.4 and Section 1 (Definitions), Section 8 (Confidentiality), Section 9 (Representations and Warranties), Section 11 (Indemnification), Section 12.3 (Effect of Termination), and Section 13 (Miscellaneous), and any right, obligation or required performance of the parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

13. Miscellaneous.

13.1 Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted pursuant to this Agreement are, for purposes of Section 365(n) of Title 11 of the United States Code (or any successor provision) (the “Bankruptcy Regulations”) “intellectual property” as defined in Section 101(35A) of the United States Bankruptcy Code (the “Code”), which has been licensed hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if a Licensor becomes insolvent, applies for or consents to the appointment of a trustee, makes a general assignment for the benefit of its creditors, commences, or has commenced against it, any bankruptcy, reorganization, debt arrangement, or other proceeding under bankruptcy law or elects to reject this Agreement, or if this Agreement is deemed to be rejected, pursuant to Section 365 of the Code for any reason, this Agreement shall be governed by Section 365(n) of the Code and each Party as a Licensee hereunder will retain and may elect to fully exercise its rights under this Agreement in accordance with such Section 365(n).

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13.2 Further Assurances. Each party shall, upon the request of the other party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

13.3 Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

13.4 Omitted.

13.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, sent by facsimile (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to Licensee, to:

Joan Portela

BBD Healthcare Strategies LLC

2400 East Commercial Blvd, Suite 101

Ft. Lauderdale, FL 33308

Tel: +1-954-449-6018

email: jportela@teambiovis.com

If to Licensor, to:

Mr. Clifford J Perry

Freedom Leaf, Inc.

3571 E Sunset Rd., Suite 420

Las Vegas, CA 89120

Tel: 954-895-3316

email: cliff@freedomleaf.com

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13.6 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.

Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Any Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

13.7 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.8 Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13.9 Assignment. Licensee may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Licensor’s consent. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

13.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

13.11 Amendment; Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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13.12 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.13 Governing Law; Submission to Jurisdiction.

(a)       This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Nevada, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Nevada.

(b)       Any legal suit, action or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of Nevada in each case located in the city of Las Vegas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

13.14 Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

13.15 Equitable Relief. Each party acknowledges that a breach by the other party of this Agreement may cause the non-breaching party irreparable harm, for which an award of damages would not be adequate compensation and agrees that, in the event of such a breach or threatened breach, the non-breaching party will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance and any other relief that may be available from any court, and the parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

13.16 Attorney Fees. In the event that any action, suit, or other legal or administrative proceeding is instituted or commenced by either party hereto against the other party arising out of or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs from the non-prevailing party.

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13.17       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties hereto has executed this License Agreement as of the date first above written.

LICENSEE:

BBD Healthcare Strategies LLC

By: /s/ Joan Portela
Joan Portela
Manager

LICENSOR:

Freedom Leaf, Inc.

By: /s/ Clifford J. Perry
Clifford J. Perry
CEO

[Signature Page to License Agreement]

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SCHEDULE 1

IP RELATING TO DISTRIBUTION RIGHTS

Licensee will publish and/or distribute the Freedom Leaf Magazine within Territory. The magazines to be distributed will include a section for and about the Cannabis news in the Territory. Licensee will also write articles for said section and Licensee is required to sell 10 (ten) pages at the rates listed in the Freedom Leaf Rate Card. These ads will be placed in the above-mentioned section. The income from all advertising sales for this section will be split between the Licensee and Licensor equally on a 50% (fifty percent) basis for each. Any sales of advertising in the remainder of the Freedom Leaf Magazine completed by the Licensee will provide a 25% (twenty five percent) commission to the Licensee.

Licensee will have Freedom Leaf, Inc. Press Credentials useable within Territory.

Licensee will purchase Freedom Leaf, Inc. Branded products, such as T-Shirts, hats, artwork, stickers, cosmetics, vapors and other products as they become available. All products will have wholesale prices available to Licensee.

Licensee will have services available from Freedom Leaf, Inc. to sell such as speakers for seminars, consulting, advertising, social media, and other services that become available.

Any products and services other than those provided by Freedom Leaf, Inc. that are to be introduced in the Territory must be approved by Licensor.

Products and/or Services that are under exclusive or nonexclusive distribution agreements between Licensor that are with outside vendors will be available for the Licensee to sell under special commission basis that will be outlined for each Product or Service. If there is a restriction in a distribution agreement from a vendor that restricts distribution of a product or service within the Licensee’s territory, that product or service will not be available to the Licensee.

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SCHEDULE 2

SCHEDULE OF PAYMENTS

Payment Terms:

License Cost	$250,000
Downpayment	$25,000	$225,000
Aug 2017 payment	$25,000	$200,000
Oct 2017 payment	$25,000	$175,000
Dec 2017 payment	$25,000	$150,000
Feb 2018 payment	$25,000	$125,000
Mar 2018 payment	$25,000	$100,000
Apr 2018 payment	$25,000	$75,000
May 2018 payment	$25,000	$50,000
Jun 2018 payment	$50,000	$ -

It is recognized by the Licensor that Licensee received $24,000 (Twenty four thousand dollars) from Biovis, Inc. Since Biovis Inc. has released this credit to the Licensee, the Licensor is using this credit of Biovis Inc .along with $1,000 (One thousand dollars) in interest as the $25,000 (Twenty five thousand dollar) down payment toward the cost of the License.

Biovis Inc. hereby releases above-mentioned credit to Licensee: For Biovis Inc.

________________________

Signature

Joan Portela
Manager

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SCHEDULE 3

ROYALTY FEES

The Royalty Fees that Licensee will pay to the Licensor are:

All merchandise sales of merchandise purchased from Licensor will carry a 5% (five percent) royalty fee.

All merchandise sales of merchandise purchased from vendor other than Licensor will carry a 10% (ten percent) royalty fee. Licensor must approve of any merchandise from vendors other than Licensor.

All seminars or conferences that are set up and operated by the Licensee within their Territory will carry a royalty fee of 33% (thirty-three percent) of the gross profit margin.

Other products and/or services that are developed in the future will have appropriate royalty fees and will be included in this Schedule when those products and/or services become available.

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